Exhibit 99.1

Fortress Reports Second Quarter 2013 Results and Announces Dividend of $0.06 per Share

New York, NY. August 1, 2013 – Fortress Investment Group LLC (NYSE: FIG) today reported its second quarter 2013 financial results.

FINANCIAL SUMMARY

•	Fortress declares a cash dividend of $0.06 per dividend paying share for the second quarter of 2013

•	Management Fee Paying Assets Under Management (“AUM”) of $54.6 billion as of June 30, 2013, a 2% decline from the first quarter of 2013 and a 14% increase from the second quarter of 2012

•	GAAP net loss of $2 million for the second quarter of 2013; GAAP book value per share of $2.53 as of June 30, 2013

•

Pre-tax distributable earnings (“DE”) of $148 million, or $0.30 per dividend paying share, for the second quarter of 2013, compared to pre-tax DE of $50 million, or $0.09 per dividend paying share, for the second quarter of 2012

•	Net cash and investments of $2.88 per dividend paying share as of June 30, 2013, up from $2.40 per dividend paying share as of December 31, 2012

•	$754 million of gross embedded incentive income across funds as of June 30, 2013, that has not been recognized in DE

•	Total uncalled capital, or “dry powder,” of $6.6 billion as of June 30, 2013, including approximately $5.3 billion available for general investment purposes

•	Subsequent to quarter end, paid in full $89 million of outstanding corporate debt

BUSINESS HIGHLIGHTS

•	Fortress’s Board of Directors unanimously appointed Randal Nardone as Chief Executive Officer, following his service in this role in an interim capacity

•	Raised $1.2 billion of capital across alternative investment businesses during the quarter, bringing total third-party capital raised year-to-date through June 30, 2013 to $3.0 billion

•	Recorded $0.1 billion of net client inflows for Logan Circle during the quarter, bringing total net client inflows year-to-date through June 30, 2013 to $1.3 billion

•	Delivered strong investment performance across all businesses:

•

Net second quarter 2013 returns of 5.2% in the Drawbridge Special Opportunities Fund LP, 9.1% in the Fortress Macro Funds and 9.8% in the Fortress Asia Macro Funds; net first half 2013 returns of 9.4% in the Drawbridge Special Opportunities Fund LP, 13.2% in the Fortress Macro Funds and 12.9% in the Fortress Asia Macro Funds

•	Private Equity fund valuations increased 1.8% during the quarter and 6.9% year-to-date through June 30, 2013

•	Net annualized inception-to-date IRRs through June 30, 2013 for the Credit Opportunities Fund and Credit Opportunities Fund II of 26.2% and 18.7%, respectively

•	Subsequent to quarter end, held first and final close for Fortress MSR Opportunities Fund II at its cap of $1.1 billion

“We had an outstanding second quarter and first half of the year, founded on the strength of investment performance we delivered for our limited partners,” said Randal Nardone, Chief Executive Officer. “Looking ahead, we see uniform strength in the leading indicators of future performance – investment returns, capital formation, new business initiatives and embedded value. We continue to see substantial upside for our limited partners and our shareholders. I look forward to serving as Fortress’s Chief Executive Officer at this very exciting time for our company.”

SUMMARY FINANCIAL RESULTS

Fortress’s business model is highly diversified, and management believes that this positions the company to capitalize on opportunities for investing, capital formation and harvesting profits that can occur at different points in any cycle for our individual businesses. Fortress’s business model generates stable and predictable management fees, which is a function of the majority of Fortress’s alternative AUM residing in long-term investment structures. Fortress’s alternative investment businesses also generate variable incentive income based on performance, and this incentive income can contribute meaningfully to financial results. Balance sheet investments represent a third component of Fortress’s business model, and the company has built substantial value in these investments, which are made in Fortress funds alongside the funds’ limited partners.

The table below summarizes Fortress’s operating results for the second quarter ended June 30, 2013. The consolidated GAAP statement of operations and balance sheet are presented at the end of this press release.

	2Q	1Q	2Q	% Change		1H	1H	% Change
	2013	2013	2012	QoQ	YoY	2013	2012	YoY
(in millions, except per share amount)
GAAP
Net income (loss)	$(2)	$67	$14	N/M	N/M	$65	$(10)	N/M
Net income (loss) attributable to Class A Shareholders	$(2)	$14	$5	N/M	N/M	$12	$(25)	N/M

Per diluted share	$(0.01)	$0.05	$(0.12)	N/M	N/M	$0.04	$(0.13)	N/M

Weighted average Class A shares outstanding, diluted	237	496	516			498	516

Distributable Earnings
Fund management DE	$144	$97	$53	48%	172%	$241	$109	121%
Pre-tax DE	$148	$100	$50	48%	196%	$248	$107	132%

Per dividend paying share/unit	$0.30	$0.20	$0.09	50%	234%	$0.51	$0.20	153%

Weighted average dividend paying shares and units outstanding	492	490	533			491	533

Assets Under Management
Private Equity	$14,284	$15,495	$13,826	(8)%	3%	$14,284	$13,826	3%
Credit	$12,468	$12,661	$11,452	(2)%	9%	12,468	11,452	9%
Liquid Markets	$6,461	$5,490	$4,398	18%	47%	6,461	4,398	47%
Logan Circle	$21,397	$21,937	$18,112	(2)%	18%	21,397	18,112	18%

Total Assets Under Management	$54,610	$55,583	$47,788	(2)%	14%	$54,610	$47,788	14%

CONSOLIDATED GAAP RESULTS

Fortress recorded a GAAP net loss of $2 million, or $0.01 loss per diluted share, for the second quarter of 2013, compared to GAAP net income of $14 million, or $0.12 loss per diluted share, for the second quarter of 2012. Our diluted earnings per share for all periods presented includes the income tax effects to net income (loss) attributable to Class A shareholders from the assumed conversion of Fortress Operating Group units and fully vested restricted partnership units to Class A shares.

The year-over-year decline in Fortress’s GAAP net income was primarily driven by higher compensation and benefits, which resulted in a $38 million increase in GAAP expenses, partially offset by higher GAAP revenues.

CONSOLIDATED SEGMENT RESULTS (NON-GAAP)

This section provides information about each of Fortress’s businesses: (i) Credit, (ii) Private Equity, (iii) Liquid Hedge Funds, and (iv) Logan Circle.

Fortress uses “distributable earnings,” or DE, as the primary metric to manage its businesses and gauge the company’s performance, and it uses DE exclusively to report segment results. Consolidated segment results are non-GAAP information and are not presented as a substitute for Fortress’s GAAP results. Fortress urges you to read “Non-GAAP Information” below.

	As of June 30, 2013
		Private Equity		Liquid Hedge	Credit Funds		Logan Circle
(in millions)	Total	Funds	Castles	Funds	Hedge Funds	PE Funds	Partners
Assets Under Management[1]	$54,610	$11,068	$3,216	$6,461	$5,760	$6,708	$21,397
Dry Powder	$6,618	$673	N/A	N/A	N/A	$5,945	N/A
Average Management Fee Rate[2]		1.2%	1.5%	1.8%	2.0%	1.4%	0.1%
Incentive Eligible NAV Above Incentive Income Threshold[3]	$17,767	$576	N/A	$4,740	$4,765	$7,686	N/A
Undistributed Incentive Income: Unrecognized	$754	$3	$85	$5	$92	$569	N/A
Undistributed Incentive Income: Recognized	192	—	—	116	76	—	N/A

Undistributed Incentive Income[4]	$946	$3	$85	$121	$168	$569	N/A

	Three Months Ended June 30, 2013
		Private Equity		Liquid Hedge Funds	Credit Funds		Logan Circle Partners
(in millions)	Total	Funds	Castles		Hedge Funds	PE Funds
Third-Party Capital Raised	$1,226	$—	$333	$726	$167	$—	$—

Segment Revenues
Management fees	$129	$34	$13	$26	$25	$22	$9
Incentive income	199	5	1	92	64	37	—

Total	328	39	14	118	89	59	9
Segment Expenses
Operating expenses	(91)	(12)	(9)	(18)	(17)	(23)	(12)
Profit sharing compensation expenses	(80)	(2)	—	(29)	(29)	(20)	—

Total	(171)	(14)	(9)	(47)	(46)	(43)	(12)

Principal Performance Payments	(13)	—	—	(7)	(6)	—	—

Fund Management DE	$144	$25	$5	$64	$37	$16	$(3)

Pre-tax Distributable Earnings	$148	$25	$5	$64	$37	$16	$(3)

Pre-tax DE was $148 million in the second quarter of 2013, up from $50 million in the second quarter of 2012. The year-over-year increase was primarily due to substantially higher incentive income generated by our funds, partially offset by higher compensation related expenses.

Incentive income recorded in the second quarter of 2013 totaled $199 million, a fourfold increase from $47 million recorded in the second quarter of 2012. Every alternative investment business generated higher incentive income. Additionally, Fortress had $754 million in gross undistributed, unrecognized incentive income based on investment valuations as of June 30, 2013. This includes $669 million from our funds and $85 million from options in our permanent capital vehicles.

[1]

The Assets Under Management presented for the Credit Hedge Funds includes $459 million related to the third-party originated Value Recovery Funds. Fortress earns fees from the Value Recovery Funds based only on collections.

[2]	The Average Management Fee Rate presented for the Credit Hedge Funds excludes the third-party originated Value Recovery Funds. See footnote (1) above.
[3]

The Incentive Eligible NAV Above Incentive Income Threshold presented for Hedge Funds excludes sidepocket investments. The Incentive Eligible NAV Above Incentive Income Threshold presented for Private Equity Funds and Credit Private Equity Funds represents total fund NAV.

[4]

The Undistributed Incentive Income presented includes the impact of sidepocket investments on Hedge Funds. Undistributed Incentive Income for Private Equity Funds, Credit Private Equity Funds and Hedge Fund sidepocket and redeeming capital account (RCA) investments has not been recognized in Distributable Earnings and will be recognized when realized; Undistributed Incentive Income for other Hedge Fund investments was recognized in Distributable Earnings when earned. Undistributed Incentive Income for Private Equity Castles includes incentive income that would have been recorded in Distributable Earnings if Fortress had exercised all of its in-the-money Newcastle and New Residential options and sold all of the resulting shares at their June 30, 2013 closing price.

Management fees were $129 million in the second quarter of 2013, up from $114 million in the second quarter of 2012, primarily due to higher management fees from the Private Equity Funds, Liquid Hedge Funds, Credit Private Equity (“PE”) Funds and Logan Circle, partially offset by lower management fees from the Credit Hedge Funds. Notably, 80% of the alternative AUM at quarter end were in funds with long-term investment structures, which provides for a stable, predictable base of management fees.

The Company’s segment revenues and distributable earnings will fluctuate materially depending upon the performance of its funds and the realization events within its private equity businesses, as well as other factors. Accordingly, the revenues and distributable earnings in any particular period should not be expected to be indicative of future results.

ASSETS UNDER MANAGEMENT

As of June 30, 2013, AUM totaled $54.6 billion, down slightly from $55.6 billion as of March 31, 2013. During the second quarter of 2013, Fortress raised $1.2 billion of capital and equity that was directly added to AUM, had a $0.3 billion increase in invested capital and recorded $0.1 billion of net client inflows for Logan Circle. These increases to AUM were offset by (i) a $1.5 billion reduction in Castle AUM related to Eurocastle Investment Limited’s recapitalization, (ii) $0.6 billion of capital distributions to investors, (iii) $0.3 billion of payments to Credit Hedge Fund investors from redeeming capital accounts and (iv) $0.2 billion of Hedge Fund redemptions. As of June 30, 2013, the Credit PE Funds and Private Equity Funds had approximately $5.9 billion and $0.7 billion of uncalled capital, respectively, that will become AUM if deployed/called. Uncalled capital in our Credit PE Funds includes $1.2 billion that is only available for follow-on investments, management fees and other fund expenses.

BUSINESS SEGMENT RESULTS

Below is a discussion of second quarter 2013 segment results and business highlights.

Credit:

•	Drawbridge Special Opportunities Fund (“DBSO”) LP net returns of 5.2% for the second quarter of 2013 and 9.4% year-to-date through June 30, 2013

•	Credit Opportunities Fund and Credit Opportunities Fund II recorded net annualized inception-to-date IRRs of 26.2% and 18.7%, respectively, through June 30, 2013

•	Credit PE Funds distributed $0.4 billion of capital back to limited partners during the quarter, bringing capital distributions year-to-date through June 30, 2013 to $1.4 billion

(See supplemental data on pages 18-19 for more detail on Credit results)

The Credit business, which includes our Credit Hedge Funds and Credit PE Funds, generated pre-tax DE of $53 million in the second quarter of 2013, up from $25 million in the second quarter of 2012. The year-over-year improvement in DE was primarily driven by $101 million of incentive income recorded during the second quarter, comprising $64 million from hedge funds and $37 million from private-equity style funds.

Our flagship Credit Hedge Funds continued to build on their track record of consistent outperformance in the second quarter. DBSO LP recorded a net return of 5.2% in the quarter and 9.4% year-to-date through June 30, 2013. Positive fund performance contributed to $167 million of third-party commitments in the quarter, totaling $242 million in the first half of 2013. At quarter end, the Credit Hedge Funds had $4.8 billion of incentive eligible NAV above performance thresholds and eligible to generate additional incentive income.

Our Credit PE Funds also delivered strong investment performance during the quarter, which led to an increase in both realized and unrealized incentive income compared to the previous year. Credit PE realized incentive income totaled $37 million in the quarter, compared to $14 million in the second quarter of 2012. Even with continued realization activity, unrealized Credit PE incentive income increased to $569 million at the end of the quarter, up $24 million from the previous quarter and up $223 million from the second quarter of 2012. The Credit Opportunities Fund, Credit Opportunities Fund II and Japan Opportunity Fund had net annualized inception-to-date IRRs of 26.2%, 18.7% and 20.7%, respectively, through June 30, 2013. Notably, all of our flagship Credit Opportunities Funds and Japan Opportunities Funds are valued above their preferred thresholds and are eligible to generate incentive income.

During the quarter, the Credit PE Funds deployed $0.2 billion of dry powder for investments and distributed $0.4 billion of capital back to limited partners. In the first half of 2013, Credit PE Funds deployed over $0.5 billion of capital and returned nearly $1.4 billion back to limited partners. Total Credit Private Equity dry powder – capital committed to the funds but not invested and generating management fees – was $5.9 billion as of quarter end. Of that total, $1.2 billion is only available for follow-on investments, management fees and other fund expenses.

“Across our Credit Private Equity and Hedge Funds, we again achieved our overriding objective of delivering strong performance for our limited partners,” said Pete Briger, Fortress co-Chairman and Credit business co-CIO. “We have seen only marginal, if any, improvement in pricing dynamics and opportunities for new investments in the market today, and anticipate that virtually all near-term opportunities with the potential to meet our return targets will be idiosyncratic in nature and privately sourced. Given the enormous global backdrop of potential opportunities, we are pleased that our limited partners have entrusted us with ample capital to deploy if and when this potential becomes actionable. We will remain disciplined, patient and opportunistic fiduciaries throughout the cycle.”

Private Equity:

•	Fund portfolio investment valuations increased 1.8% in the second quarter of 2013 and 6.9% year-to-date through June 30, 2013

•	Raised $333 million of permanent equity capital during the quarter, including $198 million for Newcastle Investment Corp. and $135 million for Eurocastle Investment Limited

•	Newcastle completed spin off of all of its investments in mortgage servicing rights (“MSRs”) and other residential assets into a new publicly traded REIT, New Residential Investment Corp.

•	Subsequent to quarter end, held first and final close for Fortress MSR Opportunities Fund II at its cap of $1.1 billion

•	Subsequent to quarter end, Fortress funds and affiliates sold 20 million shares of GAGFAH

(See supplemental data on page 17 for more detail on Private Equity results)

The Private Equity business, which includes Private Equity Funds and Castles, had pre-tax DE of $30 million in the second quarter of 2013, up from $27 million in the second quarter of 2012. The increase in DE was primarily due to higher incentive income, partially offset by lower management fees from the Castles. The PE Funds recorded $5 million of incentive income during the quarter, primarily related to the liquidation of remaining investments held within Fund I. Since its inception in 1999, Fund I generated $345 million of incentive income and had a net annualized inception-to-date IRR of 25.7% through June 30, 2013. The Castles recorded $1 million of incentive income during the quarter, primarily attributable to New Residential (NYSE: NRZ), our newly launched publicly traded residential-focused mortgage REIT.

Private Equity Fund valuations appreciated 1.8% in the quarter and 6.9% year-to-date through June 30, 2013. Valuation appreciation in the quarter was driven by certain of our private portfolio company investments primarily held within Fund IV and Fund V. At quarter end, all of our main PE funds were valued above cost and in aggregate were valued at a multiple of 1.4x invested capital.

The Private Equity business raised $333 million of capital in the quarter, bringing capital raised year-to-date through June 30, 2013 to over $1.3 billion. Fundraising activity in the quarter included $198 million of permanent equity capital for Newcastle (NYSE: NCT) and $135 million of permanent equity capital for Eurocastle (Euronext Amsterdam: ECT). Subsequent to quarter end, we held the first and final close for Fortress MSR Opportunities Fund II (“MSR Fund II”) at its cap of $1.1 billion. MSR Fund II is a successor fund to the Fortress MSR Opportunities Fund I, which closed in August 2012 with $0.6 billion in commitments.

During the quarter, Newcastle completed the spin off of all of its investments in MSRs and certain other residential assets into a new publicly traded REIT, New Residential Investment Corp. New Residential is externally managed by an affiliate of Fortress and primarily targets opportunistic investments in excess MSRs, RMBS, residential mortgage loans and other related assets. Newcastle remains focused on harvesting its existing commercial real estate debt investments, while investing opportunistically in senior housing and other assets. At quarter end, Newcastle and New Residential had AUM of $1.5 billion and $1.2 billion, respectively.

During the quarter, Eurocastle completed a recapitalization and conversion of its outstanding convertible debt. As part of the recapitalization, Fortress and Eurocastle entered into an amended management agreement that reduced the AUM used to compute Eurocastle’s management fees from €1.5 billion to €0.3 billion as of April 1, 2013. The agreement also reduced the earnings thresholds required for Fortress to earn incentive income from Eurocastle. As of June 30, 2013, Eurocastle had $0.5 billion of AUM.

In July 2013, Fortress and its affiliates sold 20 million shares of GAGFAH (Xetra: GFJ) at a price of €8.81 per share. The share sale generated $230 million of proceeds and reduced Fortress’s cumulative share ownership of GAGFAH from 61% to 49%.

“On all fronts, it was an active and rewarding quarter for our business and our investors, and we continue to track well against the ambitious objectives we set at the beginning of the year,” said Wes Edens, Fortress co-Chairman and Private Equity CIO. “We’ve achieved milestones at both ends of the investment cycle, liquidating our first ever private equity fund at a 2.8 times return, and raising over $2.4 billion in new capital in our sector-focused funds and permanent equity vehicles through July. With an outstanding core of portfolio companies, we expect to deliver attractive returns in our remaining general funds. Looking at the landscape for new investments, we couldn’t be more excited about the scale of opportunities and our competitive position in the sectors of our main focus today.”

Liquid Hedge Funds:

•	Fortress Macro Fund had a net return of 9.1% for the second quarter of 2013 and 11.6% year-to-date through July 26, 2013

•	Fortress Asia Macro Fund had a net return of 9.8% for the second quarter of 2013 and 11.8% year-to-date through July 26, 2013

•	Raised approximately $0.7 billion in new third-party capital during the quarter and $1.4 billion year-to-date through June 30, 2013

•	Fortress Macro Fund was named “Macro-Focused Hedge Fund of the Year, Discretionary” by Institutional Investor

•	Fortress Asia Macro Fund was named “Best Asia-Based Macro Fund” and “Best Singapore Hedge Fund” at the Eurekahedge Asian Hedge Fund Awards 2013

(See supplemental data on page 20 for more detail on Liquid Hedge Funds results)

The Liquid Hedge Funds generated pre-tax DE of $64 million in the second quarter of 2013, compared to $3 million in the second quarter of 2012, primarily due to a substantial increase in incentive income. Incentive income generated in the second quarter totaled $92 million, nearly three times the amount generated in the first quarter of 2013 and 35% more than was generated in all of 2012.

Net returns for the second quarter of 2013 for the Fortress Macro Funds, Fortress Asia Macro Funds, Fortress Partners Funds and Fortress Convex Asia Funds were 9.1%, 9.8%, (2.0)% and 1.6%, respectively. Net returns year-to-date through July 26, 2013 for the Fortress Macro Funds, Fortress Asia Macro Funds and Fortress Convex Asia Funds were 11.6%, 11.8% and 0.0%, respectively.

Substantially all main Fortress Macro Fund and Fortress Asia Macro Fund capital was above high water marks at quarter end. In aggregate, approximately $4.7 billion of Liquid Hedge Fund capital was above respective high water marks at the end of the quarter, a $3.7 billion increase from the end of the second quarter of 2012.

Liquid Hedge Funds ended the quarter with $6.5 billion of AUM, up 18% from the previous quarter, primarily due to $726 million of capital raised and $466 million of performance appreciation, partially offset by $177 million of redemptions. As of June 30, 2013, there were $441 million Liquid Hedge Fund redemption notices outstanding, of which $171 million will be paid primarily within one quarter and $270 million will be paid in the first quarter of 2014 and thereafter.

Subsequent to quarter end, the Liquid Hedge Funds raised nearly $470 million of additional capital, which will be added to AUM in the third quarter of 2013.

“We’ve had an exceptional 2013 in the Fortress Macro and Fortress Asia Macro Funds, with both strategies delivering record net returns for our investors in the second quarter, and approximately 12% net returns through July 26th,” said Mike Novogratz, Fortress Principal and co-CIO of Fortress Macro Funds. “As always, there is significant correlation between investment returns, financial performance, fundraising and AUM growth. Our business delivered its second highest quarter of distributable earnings, driven by over $90 million in incentive income. Limited partners have committed nearly $2 billion in new capital to our strategies through July, and the Asia Macro Fund met its full year subscription target as of July 1, with total AUM of $1.7 billion. With a constructive view of the macro environment taking shape, and $5 billion in capital eligible to generate incentive income, we’re enthusiastic about prospects to deliver strong results for our investors and Fortress shareholders going forward.”

Logan Circle:

•	11 of 16 Logan Circle fixed income investment strategies outperformed their respective benchmarks in the first half of 2013, and 15 of 16 strategies outperformed respective benchmarks since inception

•	Total traditional asset management AUM of $21.4 billion as of quarter end, an increase of 18% from the second quarter of 2012

•	Net client inflows totaled $0.1 billion in the second quarter of 2013, bringing total net client inflows year-to-date through June 30, 2013 to $1.3 billion

•	Subsequent to quarter end, launched new growth equities investment business, adding four new investment strategies

(See supplemental data on page 21 for more detail on Logan Circle results)

Logan Circle, our traditional asset management business, recorded a pre-tax DE loss of $3 million in the second quarter of 2013, compared to a pre-tax DE loss of $2 million in the second quarter of 2012. The year-over-year change was primarily due to an increase in operating expenses related to the launch of the new growth equities business, partially offset by increased management fees.

Logan Circle ended the quarter with $21.4 billion in AUM, an 18% increase compared to the previous year but a 2% decrease compared to the first quarter of 2013. The quarter-over-quarter decline in AUM was primarily due to market-driven valuation declines of $664 million, partially offset by net client inflows of $124 million. While second quarter inflows were somewhat muted compared to $1.2 billion of net client inflows in the first quarter of 2013, we believe Logan Circle has a strong pipeline moving into the 2nd half of 2013.

Investment performance has been solid in the first half of the year as 11 of 16 Logan Circle fixed income strategies outperformed their respective benchmarks year-to-date through June 30, 2013. Notably, Logan Circle has continued to deliver consistent outperformance during and since the financial crisis in 2008. For the trailing five-year period, 12 of 13 Logan Circle fixed income strategies have outperformed their respective benchmarks and eight are ranked in the top quartile of performance for their competitor universe.

In July 2013, Logan Circle launched a new growth equities investment business that is focused on investing and managing concentrated portfolios of publicly traded U.S. equities for institutional clients. The business currently manages four investment strategies, seeded by Fortress, which vary in concentration and capitalization focus.

“We’ve had a solid year of performance for our investors, with the majority of our composites outperforming their respective benchmarks, despite a generally very challenging fixed-income market in the second quarter,” said Jude Driscoll, Logan Circle Partners Chief Executive Officer. “Inception-to-date performance remains exceptional, with 15 out of 16 fixed income strategies outperforming benchmarks. This speaks very powerfully to the performance-driven culture of Logan Circle, and has helped drive asset growth of over 20% on a compounded annualized basis since we became part of Fortress in 2010. We expect that our core fixed income strategies will continue to attract new clients and deepen existing relationships. We also anticipate that Logan’s growth can take on a new trajectory as we continue to evolve into a broader asset management platform. The addition of a high quality growth equities business is a significant milestone in that evolution, and we have seen significant interest in the four distinct equity strategies we have introduced.”

Principal Investments:

The Principal Investments segment, which is comprised of Fortress’s investments in its own funds, generated pre-tax DE of $4 million in the second quarter of 2013, compared to a pre-tax DE loss of $3 million in the second quarter of 2012. This year-over-year improvement is largely a result of increased realization events in our funds and a decline in interest expense.

As of June 30, 2013, Principal Investments had segment assets (excluding cash and cash equivalents) totaling $1.3 billion, including $1.2 billion of investments in Fortress funds and $98 million of investments in options. As of June 30, 2013, Fortress had a total of $164 million of outstanding commitments to its funds.

In addition, as of June 30, 2013, the net asset value of Fortress’s Principal Investments exceeded its segment cost basis by $541 million, representing net unrealized gains that have not yet been recognized for segment reporting purposes.

As part of GAGFAH’s secondary offering in July 2013, Fortress sold 862,383 shares of GAGFAH held on its balance sheet. The share sale resulted in realized investment gains of $5.5 million that will be recognized in DE in the third quarter of 2013.

LIQUIDITY & CAPITAL

As of June 30, 2013, Fortress had cash and cash equivalents of $293 million and outstanding debt obligations of $89 million. Total debt was down $20 million from the previous quarter due to scheduled promissory note payments to a former Principal related to the exchange of his equity interests in Fortress in December 2012. In July 2013, Fortress repaid the remaining $89 million, plus accrued interest, on the promissory note. As such, the note is no longer outstanding.

DIVIDEND

Fortress’s Board of Directors declared a second quarter 2013 cash dividend of $0.06 per dividend paying share. The dividend is payable on August 16, 2013 to Class A shareholders of record as of the close of business on August 13, 2013.

The declaration and payment of any dividends are at the sole discretion of the Board of Directors, which may decide to change its dividend policy at any time. Please see below for information on the U.S. federal income tax implications of the dividend.

NON-GAAP INFORMATION

Distributable earnings, or DE, is a primary metric used by management to measure Fortress’s operating performance. Consistent with GAAP, DE is the sole measure that management uses to manage, and thus report on, Fortress’s segments, namely: Private Equity, Castles, Credit Hedge Funds, Credit Private Equity Funds, Liquid Hedge Funds, Logan Circle and Principal Investments. DE differs from GAAP net income in a number of material ways. For a detailed description of the calculation of DE, see note 11 to the financial statements included in the Company’s most recent annual report on Form 10-K, or note 10 to the financial statements included in the Company’s most recent quarterly report on Form 10-Q.

Fortress aggregates its segment results to report consolidated segment results, as shown in the table under “Summary Financial Results” and in the “Total” column of the table under “Consolidated Segment Results (Non-GAAP).” The consolidated segment results are non-GAAP financial information. Management believes that consolidated segment results provide a meaningful basis for comparison among present and future periods. However, consolidated segment results should not be considered a substitute for Fortress’s consolidated GAAP results. The exhibits to this release contain reconciliations of the components of Fortress’s consolidated segment results to the comparable GAAP measures, and Fortress urges you to review these exhibits.

CONFERENCE CALL

Management will host a conference call today, Thursday, August 1, 2013 at 10:00 A.M. Eastern Time. A copy of the earnings release is posted to the Investor Relations section of Fortress’s website, www.fortress.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-888-243-2046 (from within the U.S.) or 1-706-679-1533 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Fortress Second Quarter Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.fortress.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available until 11:59 P.M. Eastern Time on Friday, August 9, 2013 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “20453552.”

INVESTOR & MEDIA RELATIONS CONTACT

Gordon E. Runté

Fortress Investment Group

+1-212-798-6082

grunte@fortress.com

ABOUT FORTRESS

Fortress Investment Group LLC (NYSE: FIG) is a leading, highly diversified global investment management firm with $54.6 billion in assets under management as of June 30, 2013. Fortress applies its deep experience and specialized expertise across a range of investment strategies - private equity, credit, liquid hedge funds and traditional asset management - on behalf of over 1,500 institutional clients and private investors worldwide. For more information regarding Fortress Investment Group LLC or to be added to its e-mail distribution list, please visit www.fortress.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Fortress’s sources of management fees, incentive income and investment income (loss), estimated fund performance and the amount and source of expected capital commitments. These statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the sources and amounts of management fees, incentive income and investment income, the amount and source of expected capital commitments for any new fund or redemption amounts may differ, possibly materially, from these forward-looking statements, and any such differences could cause the Company’s actual results to differ materially from the results expressed or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q, which is, or will be, available on the Company’s website (www.fortress.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. The Company can give no assurance that the expectations of any forward-looking statement will be obtained. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

U.S. FEDERAL INCOME TAX IMPLICATIONS OF DIVIDEND

For U.S. federal income tax purposes, the dividend declared in July 2013 will be treated as a partnership distribution. Based on the best information currently available, when calculating withholding taxes, 2.90 cents of the per share distribution will be treated as U.S. source interest income. Accordingly, for non-U.S. holders of Class A shares, unless an exception to withholding tax applies, the distribution will be subject to a U.S. federal withholding tax of 0.870 cents per share. Non-U.S. holders of Class A shares are generally subject to U.S. federal withholding tax at a rate of 30% (subject to reduction by applicable treaty or other exception) on certain types of U.S. source income realized by the Company. With respect to interest, however, no withholding is generally required if proper certification (on an IRS Form W-8) of a beneficial owner’s foreign status has been filed with the withholding agent. In addition, non-U.S. holders must generally provide the withholding agent with a properly completed IRS Form W-8 to obtain any reduction in withholding.

Fortress Investment Group LLC

Consolidated Statements of Operations (Unaudited)

(dollars in thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues
Management fees: affiliates	$123,762	$117,834	$267,364	$224,129
Management fees: non-affiliates	15,355	10,383	30,170	21,772
Incentive income: affiliates	30,885	24,216	62,242	33,018
Incentive income: non-affiliates	1,434	469	2,863	776
Expense reimbursements: affiliates	49,341	44,449	100,007	87,400
Expense reimbursements: non-affiliates	1,477	937	2,848	1,886
Other revenues	820	760	1,935	1,725

	223,074	199,048	467,429	370,706

Expenses
Interest expense	1,783	4,135	4,078	8,502
Compensation and benefits	212,055	172,467	393,134	355,846
General, administrative and other	32,657	32,695	66,655	62,361
Depreciation and amortization (including impairment)	3,354	3,258	6,593	6,736

	249,849	212,555	470,460	433,445

Other Income (Loss)
Gains (losses)	(3,200)	7,148	38,075	31,770
Tax receivable agreement liability adjustment	—	—	(7,739)	(6,935)
Earnings (losses) from equity method investees	28,705	23,143	65,007	58,383

	25,505	30,291	95,343	83,218

Income (Loss) Before Income Taxes	(1,270)	16,784	92,312	20,479
Income tax benefit (expense)	(1,166)	(2,528)	(27,442)	(30,370)

Net Income (Loss)	$(2,436)	$14,256	$64,870	$(9,891)

Principals’ and Others’ Interests in Income (Loss) of Consolidated Subsidiaries	$(360)	$9,347	$52,617	$14,740

Net Income (Loss) Attributable to Class A Shareholders	$(2,076)	$4,909	$12,253	$(24,631)

Dividends Declared Per Class A Share	$0.06	$0.05	$0.12	$0.10

Earnings (Loss) Per Class A Share
Net income (loss) per Class A share, basic	$(0.01)	$0.02	$0.05	$(0.12)

Net income (loss) per Class A share, diluted	$(0.01)	$(0.12)	$0.04	$(0.13)

Weighted average number of Class A shares outstanding, basic	237,426,903	216,145,015	232,385,013	208,077,683

Weighted average number of Class A shares outstanding, diluted	237,426,903	516,418,867	498,277,165	516,111,391

Fortress Investment Group LLC

Consolidated Balance Sheets

(dollars in thousands)

	June 30, 2013 (Unaudited)	December 31, 2012
Assets
Cash and cash equivalents	$292,592	$104,242
Due from affiliates	141,537	280,557
Investments	1,215,469	1,211,684
Investments in options	98,298	38,077
Deferred tax asset	377,285	402,135
Other assets	143,196	124,798

	$2,268,377	$2,161,493

Liabilities and Equity

Liabilities
Accrued compensation and benefits	$231,168	$146,911
Due to affiliates	361,753	357,407
Deferred incentive income	286,089	231,846
Debt obligations payable	89,453	149,453
Other liabilities	68,272	59,226

	1,036,735	944,843

Commitments and Contingencies

Equity
Class A shares, no par value, 1,000,000,000 shares authorized, 236,963,748 and 218,286,342 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	—	—
Class B shares, no par value, 750,000,000 shares authorized, 249,534,372 and 249,534,372 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	—	—
Paid-in capital	2,129,188	2,119,102
Retained earnings (accumulated deficit)	(1,474,325)	(1,486,578)
Treasury Shares (2,082,684 Class A shares held by subsidiary at December 31, 2012)	—	(3,419)
Accumulated other comprehensive income (loss)	(1,897)	(2,634)

Total Fortress shareholders’ equity	652,966	626,471
Principals’ and others’ interests in equity of consolidated subsidiaries	578,676	590,179

Total Equity	1,231,642	1,216,650

	$2,268,377	$2,161,493

Fortress Investment Group LLC

Exhibit 1-a

Supplemental Data for the Three Months Ended June 30, 2013 and 2012

	Three Months Ended June 30, 2013
		Private Equity		Liquid Hedge	Credit Funds		Logan Circle	Principal
(in millions)	Total	Funds	Castles	Funds	Hedge Funds	PE Funds		Investments
Assets Under Management
AUM - April 1, 2013	$55,583	$11,126	$4,369	$5,490	$5,620	$7,041	$21,937	$—
Capital raised	893	—	—	726	167	—	—	—
Equity raised (Permanent capital vehicles)	333	—	333	—	—	—	—	—
Increase in invested capital	296	137	—	—	—	159	—	—
Redemptions	(179)	—	—	(177)	(2)	—	—	—
SPV distribution	—	—	—	—	—	—	—	—
RCA distributions[5]	(282)	—	—	—	(282)	—	—	—
Return of capital distributions	(590)	(123)	—	(40)	(8)	(419)	—	—
Adjustment for reset date	(1,492)	—	(1,492)	—	—	—	—	—
Crystallized Incentive Income	(21)	—	—	(4)	(17)	—	—	—
Equity buyback	—	—	—	—	—	—	—	—
Net Client Flows	124	—	—	—	—	—	124	—
Income (loss) and foreign exchange	(55)	(72)	6	466	282	(73)	(664)	—

AUM - Ending Balance	$54,610	$11,068	$3,216	$6,461	$5,760	$6,708	$21,397	$—

Third-Party Capital Raised	$1,226	$—	$333	$726	$167	$—	$—	$—

Segment Revenues
Management fees	$129	$34	$13	$26	$25	$22	$9	$—
Incentive income	199	5	1	92	64	37	—	—

Total	328	39	14	118	89	59	9	—
Segment Expenses
Operating expenses	(91)	(12)	(9)	(18)	(17)	(23)	(12)	—
Profit sharing compensation expenses	(80)	(2)	—	(29)	(29)	(20)	—	—

Total	(171)	(14)	(9)	(47)	(46)	(43)	(12)	—

Fund Management DE (before Principal Performance Payments)	157	25	5	71	43	16	(3)	—

Principal Performance Payments	(13)	—	—	(7)	(6)	—	—	—

Fund Management DE	144	25	5	64	37	16	(3)	—

Investment Income	6							6
Interest Expense	(2)							(2)

Pre-tax Distributable Earnings	$148	$25	$5	$64	$37	$16	$(3)	$4

Pre-tax Distributable Earnings per Dividend Paying Share	$0.30

	Three Months Ended June 30, 2012
		Private Equity		Liquid Hedge	Credit Funds		Logan Circle	Principal
(in millions)	Total	Funds	Castles	Funds	Hedge Funds	PE Funds		Investments
Assets Under Management
AUM - April 1, 2012	$46,432	$10,029	$3,210	$4,840	$6,011	$6,258	$16,084	$—
Capital raised	236	—	—	181	49	6	—	—
Equity raised (Permanent capital vehicles)	267	—	267	—	—	—	—	—
Increase in invested capital	372	23	—	—	—	349	—	—
Redemptions	(636)	—	—	(625)	(11)	—	—	—
SPV distribution	—	—	—	—	—	—	—	—
RCA distributions[5]	(304)	—	—	—	(304)	—	—	—
Return of capital distributions	(850)	(17)	—	—	(63)	(770)	—	—
Adjustment for reset date	(323)	—	—	—	—	(323)	—	—
Crystallized Incentive Income	—	—	—	—	—	—	—	—
Equity buyback	—	—	—	—	—	—	—	—
Net Client Flows	1,699	—	—	—	—	—	1,699	—
Income (loss) and foreign exchange	895	401	(87)	2	177	73	329	—

AUM - Ending Balance	$47,788	$10,436	$3,390	$4,398	$5,859	$5,593	$18,112	$—

Third-Party Capital Raised	$1,103	$—	$267	$181	$49	$606	$—	$—

Segment Revenues
Management fees	$114	$29	$13	$19	$26	$21	$6	$—
Incentive income	47	3	—	4	26	14	—	—

Total	161	32	13	23	52	35	6	—
Segment Expenses
Operating expenses	(81)	(10)	(7)	(17)	(16)	(23)	(8)	—
Profit sharing compensation expenses	(24)	(1)	—	(3)	(12)	(8)	—	—

Total	(105)	(11)	(7)	(20)	(28)	(31)	(8)	—

Fund Management DE (before Principal Performance Payments)	56	21	6	3	24	4	(2)	—

Principal Performance Payments	(3)	—	—	—	(3)	—	—	—

Fund Management DE	53	21	6	3	21	4	(2)	—

Investment Income	1							1
Interest Expense	(4)							(4)

Pre-tax Distributable Earnings	$50	$21	$6	$3	$21	$4	$(2)	$(3)

Pre-tax Distributable Earnings per Dividend Paying Share	$0.09

[5]	Represents distributions from (i) assets held by redeeming capital accounts in the Drawbridge Special Opportunities Funds, and (ii) the Value Recovery Funds.

Fortress Investment Group LLC

Exhibit 1-b

Supplemental Data for the Six Months Ended June 30, 2013 and 2012

	Six Months Ended June 30, 2013
		Private Equity		Liquid Hedge	Credit Funds		Logan	Principal
(in millions)	Total	Funds	Castles	Funds	Hedge Funds	PE Funds	Circle	Investments
Assets Under Management
AUM - January 1, 2013	$53,430	$10,611	$3,660	$5,060	$5,665	$7,749	$20,685	$—
Capital raised	1,635	—	—	1,393	242	—	—	—
Equity raised	1,097	—	1,097	—	—	—	—	—
Increase in invested capital	856	307	—	—	—	549	—	—
Redemptions	(566)	—	—	(518)	(48)	—	—	—
SPV distributions	—	—	—	—	—	—	—	—
RCA distributions[6]	(421)	—	—	—	(421)	—	—	—
Return of capital distributions	(1,727)	(296)	—	(40)	(8)	(1,383)	—	—
Adjustment for reset date	(1,492)	—	(1,492)	—	—	—	—	—
Crystallized incentive income	(209)	—	—	(69)	(140)	—	—	—
Equity buyback	—	—	—	—	—	—	—	—
Net Client Flows	1,277	—	—	—	—	—	1,277	—
Income (loss) and foreign exchange	730	446	(49)	635	470	(207)	(565)	—

AUM - Ending Balance	54,610	11,068	3,216	6,461	5,760	6,708	21,397	—

Third-Party Capital Raised	$2,953	$221	$1,097	$1,393	$242	$—	$—	$—

Segment Revenues
Management fee	$261	$67	$31	$49	$50	$47	$17	$—
Incentive income	315	8	1	124	97	85	—	—

Total	576	75	32	173	147	132	17	—
Segment Expenses
Operating expenses	$(181)	$(25)	$(17)	$(36)	$(32)	(50)	$(21)	$—
Profit sharing compensation expenses	(134)	(3)	—	(39)	(47)	(45)	—	—

Total	(315)	(28)	(17)	(75)	(79)	(95)	(21)	—

Fund Management DE (before Principal Performance Payments)	261	47	15	98	68	37	(4)	—

Principal Performance Payments	(20)	—	—	(9)	(10)	(1)	—	—

Fund Management DE	241	47	15	89	58	36	(4)	—

Investment Income	11							11
Interest Expense	(4)							(4)

Pre-tax Distributable Earnings	$248	$47	$15	$89	$58	$36	$(4)	$7

Pre-tax Distributable Earnings per Dividend Paying Share	$0.51

	Six Months Ended June 30, 2012
		Private Equity		Liquid Hedge	Credit Funds			Principal
(in millions)	Total	Funds	Castles	Funds	Hedge Funds	PE Funds	Logan Circle	Investments
Assets Under Management
AUM - January 1, 2012	$43,713	$9,285	$3,181	$5,515	$5,976	$6,232	$13,524	$—
Capital raised	495	—	—	280	116	99	—	—
Equity raised	267	—	267	—	—	—	—	—
Increase in invested capital	828	67	—	—	20	741	—	—
Redemptions	(1,633)	—	—	(1,622)	(11)	—	—	—
SPV distributions	—	—	—	—	—	—	—	—
RCA distributions[6]	(516)	—	—	—	(516)	—	—	—
Return of capital distributions	(1,250)	(20)	—	—	(78)	(1,152)	—	—
Adjustment for reset date	(323)	—	—	—	—	(323)	—	—
Crystallized incentive income	(71)	—	—	(1)	(70)	—	—	—
Equity buyback	—	—	—	—	—	—	—	—
Net Client Flows	3,955	—	—	—	—	—	3,955	—
Income (loss) and foreign exchange	2,323	1,104	(58)	226	422	(4)	633	—

AUM - June 30, 2012	47,788	10,436	3,390	4,398	5,859	5,593	18,112	—
Third-Party Capital Raised	$4,015	$29	$267	$280	$116	$3,323	$—	$—

Segment Revenues
Management fee	$232	$59	$27	$39	$52	$43	$12	$—
Incentive income	99	8	—	10	56	25	—	—

Total	331	67	27	49	108	68	12	—
Segment Expenses
Operating expenses	$(163)	$(21)	$(14)	$(34)	$(32)	$(45)	$(17)	$—
Profit sharing compensation expenses	(52)	(3)	—	(7)	(26)	(16)	—	—

Total	(215)	(24)	(14)	(41)	(58)	(61)	(17)	—

Fund Management DE (before Principal Performance Payments)	116	43	13	8	50	7	(5)	—

Principal Performance Payments	(7)	—	—	(1)	(6)	—	—	—

Fund Management DE	109	43	13	7	44	7	(5)	—

Investment Income	6							6
Interest Expense	(8)							(8)

Pre-tax Distributable Earnings	$107	$43	$13	$7	$44	$7	$(5)	$(2)

Pre-tax Distributable Earnings per Dividend Paying Share	$0.20

[6]	Represents distributions from (i) assets held by redeeming capital accounts in the Drawbridge Special Opportunities Funds, and (ii) the Value Recovery Funds.

Fortress Investment Group LLC

Exhibit 2-a

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended
Fortress	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	Full Year 2012	March 31, 2013	June 30, 2013
Assets Under Management
Private Equity & Castles	$13,239	$13,826	$14,718	$14,271	$14,271	$15,495	$14,284
Liquid Hedge Funds	4,840	4,398	4,378	5,060	5,060	5,490	6,461
Credit Hedge Funds	6,011	5,859	5,663	5,665	5,665	5,620	5,760
Credit Private Equity Funds	6,258	5,593	6,090	7,749	7,749	7,041	6,708
Logan Circle	16,084	18,112	20,626	20,685	20,685	21,937	21,397

AUM - Ending Balance	$46,432	$47,788	$51,475	$53,430	$53,430	$55,583	$54,610

Third-Party Capital Raised	$2,914	$1,103	$1,183	$1,485	$6,685	$1,727	$1,226

Segment Revenues
Management fees	$118	$114	$116	$131	$479	$132	$129
Incentive income	52	47	65	114	278	116	199

Total	170	161	181	245	757	248	328

Segment Expenses
Operating expenses	(82)	(81)	(82)	(91)	(336)	(90)	(91)
Profit sharing compensation expenses	(28)	(24)	(31)	(42)	(125)	(54)	(80)
Unallocated expenses	—	—	—	1	1	—	—

Total	(110)	(105)	(113)	(132)	(460)	(144)	(171)

Fund Management DE (before Principal Performance Payments)	60	56	68	113	297	104	157

Principal Performance Payments	(4)	(3)	(5)	(8)	(20)	(7)	(13)

Fund Management DE	$56	$53	$63	$105	$277	$97	$144

Fortress Investment Group LLC

Exhibit 2-b

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended
Private Equity Funds & Castles	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	Full Year 2012	March 31, 2013	June 30, 2013
Assets Under Management
Private Equity Funds	$10,029	$10,436	$11,113	$10,611	$10,611	$11,126	$11,068
Castles	3,210	3,390	3,605	3,660	3,660	4,369	3,216

AUM - Ending Balance	$13,239	$13,826	$14,718	$14,271	$14,271	$15,495	$14,284

Third-Party Capital Raised	$29	$267	$768	$77	$1,141	$985	$333

Segment Revenues
Management fees	$44	$42	$45	$45	$176	$51	$47
Incentive income	5	3	1	2	11	3	6

Total	49	45	46	47	187	54	53

Segment Expenses
Operating expenses	(18)	(17)	(17)	(15)	(67)	(21)	(21)
Profit sharing compensation expenses	(2)	(1)	—	(1)	(4)	(1)	(2)

Total	(20)	(18)	(17)	(16)	(71)	(22)	(23)

Fund Management DE (before Principal Performance Payments)	29	27	29	31	116	32	30

Principal Performance Payments	—	—	(1)	—	(1)	—	—

Fund Management DE	$29	$27	$28	$31	$115	$32	$30

Fortress Investment Group LLC

Exhibit 2-c

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended
Credit Hedge Funds	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	Full Year 2012	March 31, 2013	June 30, 2013
Assets Under Management
Drawbridge Special Opportunities Funds[7]	$5,209	$5,168	$5,152	$5,169	$5,169	$5,152	$5,302
Value Recovery Funds[8]	802	691	511	496	496	468	458

AUM - Ending Balance	$6,011	$5,859	$5,663	$5,665	$5,665	$5,620	$5,760

Third-Party Capital Raised	$67	$49	$100	$31	$247	$75	$167

Segment Revenues
Management fees	$26	$26	$24	$25	$101	$25	$25
Incentive income	30	26	36	38	130	33	64

Total	56	52	60	63	231	58	89

Segment Expenses
Operating expenses	(16)	(16)	(15)	(16)	(63)	(15)	(17)
Profit sharing compensation expenses	(14)	(12)	(19)	(18)	(63)	(18)	(29)

Total	(30)	(28)	(34)	(34)	(126)	(33)	(46)

Fund Management DE (before Principal Performance Payments)	26	24	26	29	105	25	43

Principal Performance Payments	(3)	(3)	(3)	(4)	(13)	(4)	(6)

Fund Management DE	$23	$21	$23	$25	$92	$21	$37

Net Returns[9]
Drawbridge Special Opportunities Fund LP	4.2%	3.3%	5.1%	4.2%	17.9%	4.0%	5.2%
Drawbridge Special Opportunities Fund Ltd	4.8%	3.0%	4.0%	3.9%	16.6%	3.4%	6.9%

[7]	Combined AUM for Drawbridge Special Opportunities Fund LP, Drawbridge Special Opportunities Fund Ltd, Drawbridge Special Opportunities Fund managed accounts, Worden Fund LP and Worden Fund II LP.
[8]

Fortress will receive management fees from these funds equal to 1% of cash receipts and may receive limited incentive income if aggregate realizations exceed an agreed threshold. Prior to October 1, 2012, Fortress also earned 1% per annum of AUM of certain managed assets.

[9]

The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period. Net returns reflect performance data after taking into account management fees borne by the Fund and incentive allocations. Specific performance may vary based on, among other things, whether fund investors are invested in one or more special investments. The returns for the Drawbridge Special Opportunities Funds reflect the performance of each fund excluding the performance of the redeeming capital accounts which relate to December 31, 2008, December 31, 2009, December 31, 2010, December 31, 2011 and December 31, 2012 redemptions.

Fortress Investment Group LLC

Exhibit 2-d

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended
Credit Private Equity Funds	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	Full Year 2012	March 31, 2013	June 30, 2013
Assets Under Management
Long Dated Value Funds[10]	$564	$555	$555	$483	$483	$459	$458
Real Assets Funds	102	92	97	88	88	90	86
Fortress Credit Opportunities Funds[11]	4,610	4,246	4,611	5,033	5,033	4,479	4,287
Japan Opportunity Funds[12]	982	700	827	2,145	2,145	2,013	1,877

AUM - Ending Balance	$6,258	$5,593	$6,090	$7,749	$7,749	$7,041	$6,708

Third-Party Capital Raised	$2,719	$606	$148	$831	$4,304	$—	$—

Segment Revenues
Management fees	$22	$21	$21	$34	$98	$25	$22
Incentive income	11	14	17	27	69	48	37

Total	33	35	38	61	167	73	59

Segment Expenses
Operating expenses	(22)	(23)	(24)	(26)	(95)	(27)	(23)
Profit sharing compensation expenses	(8)	(8)	(8)	(13)	(37)	(25)	(20)

Total	(30)	(31)	(32)	(39)	(132)	(52)	(43)

Fund Management DE (before Principal Performance Payments)	3	4	6	22	35	21	16

Principal Performance Payments	—	—	—	(1)	(1)	(1)	—

Fund Management DE	$3	$4	$6	$21	$34	$20	$16

[10]	Combined AUM for Long Dated Value Fund I, Long Dated Value Fund II, Long Dated Value Fund III and LDVF Patent Fund.
[11]

Combined AUM for Credit Opportunities Fund, Credit Opportunities Fund II, Credit Opportunities Fund III, FCO Managed Accounts, Net Lease Fund I, Global Opportunities Fund, Life Settlements Fund, Life Settlements Fund MA, SIP managed account, Real Estate Opportunities Fund and Real Estate Opportunities REOC Fund.

[12]	Combined AUM for Japan Opportunity Fund, Japan Opportunity Fund II (Dollar) and Japan Opportunity Fund II (Yen).

Fortress Investment Group LLC

Exhibit 2-e

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended
Liquid Hedge Funds	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	Full Year 2012	March 31, 2013	June 30, 2013
Assets Under Management
Fortress Macro Funds[13]	$2,429	$2,417	$2,250	$2,746	$2,746	$3,055	$3,446
Fortress Convex Asia Funds[14]	—	26	25	50	50	75	85
Drawbridge Global Macro Funds[15]	398	410	417	356	356	342	340
Fortress Commodities Funds [16]	473	—	—	—	—	—	—
Fortress Asia Macro Funds[17]	211	235	316	511	511	792	1,399
Fortress Partners Funds[18]	1,329	1,310	1,370	1,397	1,397	1,226	1,191

AUM - Ending Balance	$4,840	$4,398	$4,378	$5,060	$5,060	$5,490	$6,461

Third-Party Capital Raised	$99	$181	$167	$546	$993	$667	$726

Segment Revenues
Management fees	$20	$19	$19	$19	$77	$23	$26
Incentive income	6	4	11	47	68	32	92

Total	26	23	30	66	145	55	118

Segment Expenses
Operating expenses	(17)	(17)	(17)	(23)	(74)	(18)	(18)
Profit sharing compensation expenses	(4)	(3)	(4)	(10)	(21)	(10)	(29)

Total	(21)	(20)	(21)	(33)	(95)	(28)	(47)

Fund Management DE (before Principal Performance Payments)	5	3	9	33	50	27	71

Principal Performance Payments	(1)	—	(1)	(3)	(5)	(2)	(7)

Fund Management DE	$4	$3	$8	$30	$45	$25	$64

Net Returns[19]
Fortress Macro Fund Ltd	6.2%	1.7%	2.9%	6.0%	17.8%	3.8%	9.1%
Drawbridge Global Macro Fund Ltd	5.8%	1.4%	2.8%	5.9%	16.9%	3.6%	8.9%
Fortress Commodities Fund LP	-8.7%	-4.1%	N/A	N/A	-12.5%	N/A	N/A
Fortress Asia Macro Fund Ltd	5.8%	0.9%	3.6%	9.5%	21.2%	2.8%	9.8%
Fortress Convex Asia Fund Ltd[20]	N/A	-0.7%	-2.5%	-1.9%	-5.0%	-0.9%	1.6%
Fortress Partners Fund LP [21]	3.1%	-1.3%	5.1%	1.0%	8.0%	2.2%	-2.0%
Fortress Partners Offshore Fund LP21	2.4%	-0.3%	5.7%	-0.2%	7.7%	3.1%	-0.9%

[13]	Combined AUM for Fortress Macro Onshore Fund LP, Fortress Macro Fund Ltd, Fortress Macro MA1 and Fortress Macro managed accounts.
[14]	Combined AUM for Fortress Convex Asia Fund LP and Fortress Convex Asia Fund Ltd.
[1][5]	Combined AUM for Drawbridge Global Macro Fund LP and Drawbridge Global Macro Intermediate Fund LP.
[16]	Combined AUM for Fortress Commodities Fund LP, Fortress Commodities Fund Ltd and Fortress Commodities MA1 LP. The Fortress Commodities Funds were closed in May 2012.
[17]	Combined AUM for Fortress Asia Macro Fund Ltd, Fortress Asia Macro Fund LP and Fortress Asia Macro managed accounts.
[18]	Combined AUM for Fortress Partners Fund LP and Fortress Partners Offshore Fund LP.
[19]

The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period. Net returns reflect performance data after taking into account management fees borne by the Fund and incentive allocations.

[20]

The Fortress Convex Asia Funds were launched on May 1, 2012. Accordingly, the three months ended June 30, 2012 returns represent the two month period from May 1, 2012 to June 30, 2012 and the full year 2012 returns represent the eight month period from May 1, 2012 to December 31, 2012.

[21]

The returns for the Fortress Partners Funds include gains and losses from Special Investments. Investors’ specific performance may vary dependent upon their ownership in one or more Special Investments.

Fortress Investment Group LLC

Exhibit 2-f

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended
Logan Circle	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	Full Year 2012	March 31, 2013	June 30, 2013
Assets Under Management
AUM - Ending Balance	$16,084	$18,112	$20,626	$20,685	$20,685	$21,937	$21,397

Net Client Flows	$2,256	$1,699	$1,980	$(225)	$5,710	$1,153	$124

Segment Revenues
Management fees	$6	$6	$7	$8	$27	$8	$9
Incentive income	—	—	—	—	—	—	—

Total	6	6	7	8	27	8	9

Segment Expenses
Operating expenses	(9)	(8)	(9)	(11)	(37)	(9)	(12)
Profit sharing compensation expenses	—	—	—	—	—	—	—

Total	(9)	(8)	(9)	(11)	(37)	(9)	(12)

Fund Management DE	$(3)	$(2)	$(2)	$(3)	$(10)	$(1)	$(3)

Fortress Investment Group LLC

Exhibit 3

Reconciliation of GAAP Net Income (Loss) to Pre-tax Distributable Earnings and Fund Management DE,

Reconciliation of GAAP Revenues to Segment Revenues and Reconciliation of GAAP Expenses to Segment Expenses

(dollars in millions)

	Three Months Ended				Full Year 2012	Three Months Ended		Six Months Ended June 30, 2013
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012		March 31, 2013	June 30, 2013
GAAP Net Income (Loss)	$(24)	$14	$7	$222	$219	$67	$(2)	$65

Principals’ and Others’ Interests in Income (Losses) of Consolidated Subsidiaries	(6)	(9)	(6)	(120)	(141)	(53)	—	(53)

GAAP Net Income (Loss) Attributable to Class A Shareholders	$(30)	$5	$1	$102	$78	$14	$(2)	$12

Private Equity incentive income	3	(7)	14	(12)	(2)	22	34	56
Hedge Fund incentive income	36	26	46	(108)	—	59	133	192
Reserve for clawback	4	2	—	2	8	2	—	2
Distributions of earnings from equity method investees	2	—	2	2	6	4	5	9
Losses (earnings) from equity method investees	(31)	(21)	(48)	(42)	(142)	(35)	(24)	(59)
Losses (gains) on options	(4)	—	6	(8)	(6)	(29)	5	(24)
Losses (gains) on other Investments	(20)	(7)	(4)	(10)	(41)	(11)	(2)	(13)
Impairment of investments	—	—	(1)	—	(1)	—	(1)	(1)
Adjust income from the receipt of options	—	(13)	(9)	—	(22)	(26)	(10)	(36)
Amortization of intangible assets and impairment of goodwill	—	—	—	—	—	—	—	—
Employee, Principal and director compensation	58	55	49	57	219	15	13	28
Adjust non-controlling interests related to Fortress Operating Group units	4	7	4	118	133	51	(4)	47
Tax receivable agreement liability reduction	7	—	—	2	9	8	—	8
Taxes	28	3	4	4	39	26	1	27

Pre-tax Distributable Earnings	$57	$50	$64	$107	$278	$100	$148	$248

Investment Loss (income)	(5)	(1)	(4)	(6)	(16)	(5)	(6)	(11)
Interest Expense	4	4	3	4	15	2	2	4

Fund Management DE	$56	$53	$63	$105	$277	$97	$144	$241

GAAP Revenues	$172	$199	$181	$418	$970	$244	$223	$467

Adjust management fees	—	—	—	—	—	—	—	—
Adjust incentive income	43	21	60	(119)	5	83	167	250
Adjust income from the receipt of options	—	(13)	(9)	—	(22)	(26)	(10)	(36)
Other revenues	(45)	(46)	(51)	(54)	(196)	(53)	(53)	(106)

Segment Revenues	$170	$161	$181	$245	$757	$248	$327	$575

GAAP Expenses	$221	$212	$221	$254	$908	$221	$249	$470

Adjust interest expense	(4)	(4)	(3)	(5)	(16)	(2)	(2)	(4)
Adjust employee, Principal and director compensation	(58)	(55)	(49)	(57)	(219)	(15)	(6)	(21)
Adjust amortization of intangible assets and impairment of goodwill	—	—	—	—	—	—	—	—
Adjust expense reimbursements from affiliates and non-affiliates	(44)	(45)	(49)	(50)	(188)	(51)	(52)	(103)
Adjust Principal Performance Payments	(4)	(3)	(5)	(14)	(26)	(10)	(17)	(27)
Other	(1)	—	(2)	4	1	—	(1)	(1)

Segment Expenses	$110	$105	$113	$132	$460	$143	$171	$314

‘‘Distributable earnings’’ is Fortress’s supplemental measure of operating performance. It reflects the value created which management considers available for distribution during any period. As compared to generally accepted accounting principles (‘‘GAAP’’) net income, distributable earnings excludes the effects of unrealized gains (or losses) on illiquid investments, reflects contingent revenue which has been received as income to the extent it is not expected to be reversed, and disregards expenses which do not require an outlay of assets, whether currently or on an accrued basis. Distributable earnings is reflected on an unconsolidated and pre-tax basis, and, therefore, the interests in consolidated subsidiaries related to Fortress Operating Group units (held by the principals) and income tax expense are added back in its calculation. Distributable earnings is not a measure of cash generated by operations which is available for distribution nor should it be considered in isolation or as an alternative to cash flow or net income and it is not necessarily indicative of liquidity or cash available to fund the Company’s operations. For a complete discussion of distributable earnings and its reconciliation to GAAP, as well as an explanation of the calculation of distributable earnings impairment, see note 10 to the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013.

Fortress’s management uses distributable earnings:

•	in its determination of periodic distributions to equity holders;

•	in making operating decisions and assessing the performance of each of the Company’s core businesses;

•	for planning purposes, including the preparation of annual operating budgets; and

•	as a valuation measure in strategic analyses in connection with the performance of its funds and the performance of its employees.

Growing distributable earnings is a key component to the Company’s business strategy and distributable earnings is the supplemental measure used by management to evaluate the economic profitability of each of the Company’s businesses and total operations. Therefore, Fortress believes that it provides useful information to investors in evaluating its operating performance. Fortress’s definition of distributable earnings is not based on any definition contained in its amended and restated operating agreement.

“Fund Management DE” is equal to pre-tax distributable earnings excluding our direct investment-related results. It is comprised of “Segment Revenues” net of “Segment Expenses” and “Principal Performance Payments.” Fund management DE and its components are used by the Company to analyze and measure the performance of our management business on a stand-alone basis. We define our segment operating margin to be equal to fund management DE divided by segment revenues. We believe that it is useful to provide investors with the opportunity to review our management business using the same metrics. Fund management DE and its components are subject to the same limitations as pre-tax distributable earnings, as described above.

Fortress Investment Group LLC

Exhibit 4

Reconciliation of Weighted Average Class A Shares Outstanding (Used for Basic EPS) to Weighted Average Dividend Paying Shares and Units Outstanding (Used for DEPS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Weighted Average Class A Shares Outstanding (Used for Basic EPS)	237,426,903	216,145,015	232,385,013	208,077,683

Weighted average fully vested restricted Class A share units with dividend equivalent rights	(584,851)	(1,473,028)	(3,755,642)	(4,850,487)
Weighted average fully vested restricted Class A shares	(900,457)	(688,095)	(888,102)	(645,408)

Weighted Average Class A Shares Outstanding	235,941,595	213,983,892	227,741,269	202,581,788

Weighted average restricted Class A shares[22]	900,457	705,204	888,102	668,932
Weighted average fully vested restricted Class A share units which are entitled to dividend equivalent payments	584,851	1,473,028	3,755,642	4,850,487
Weighted average nonvested restricted Class A share units which are entitled to dividend equivalent payments	4,970,562	6,434,147	4,259,267	6,786,086
Weighted average Fortress Operating Group units	249,534,372	300,273,852	249,534,372	303,037,371
Weighted average Fortress Operating Group RPUs[23]	—	10,333,334	4,909,761	15,329,671

Weighted Average Class A Shares Outstanding (Used for DEPS)	491,931,837	533,203,457	491,088,413	533,254,335

Weighted average vested and nonvested restricted Class A share units which are not entitled to dividend equivalent payments	16,786,047	21,193,102	16,266,780	20,621,941

Weighted Average Fully Diluted Shares and Units Outstanding (Used for Diluted DEPS)	508,717,884	554,396,559	507,355,193	553,876,276

“Dividend Paying Shares and Units” represents the number of shares and units outstanding at the end of the period which were entitled to receive dividends or related distributions. It is useful in computing the aggregate amount of cash required to make a current per share distribution of a given amount per share. It excludes certain potentially dilutive equity instruments, primarily non-dividend paying restricted Class A share units, and, therefore, is limited in its usefulness in computing per share amounts. Accordingly, Dividend Paying Shares and Units should be considered only as a supplement to GAAP basic and diluted shares outstanding. The Company’s calculation of Dividend Paying Shares and Units may be different from the calculation used by other companies and, therefore, comparability may be limited.

[22]	Includes both fully vested and nonvested restricted Class A shares.
[23]	Includes both fully vested and nonvested Fortress Operating Group RPUs.

Fortress Investment Group LLC

Exhibit 5

Reconciliation of GAAP Book Value Per Share to Net Cash and Investments Per Share

(dollars and shares in thousands)

	As of June 30, 2013		As of December 31, 2012
	GAAP Book Value	Net Cash and Investments	GAAP Book Value	Net Cash and Investments
Cash and Cash equivalents	$292,592	$292,592	$104,242	$104,242
Investments	1,215,469	1,215,469	1,211,684	1,211,684
Investments in options[24]	98,298	—	38,077	—
Due from Affiliates	141,537	—	280,557	—
Deferred Tax Asset	377,285	—	402,135	—
Other Assets	143,196	—	124,798	—

Assets	2,268,377	1,508,061	2,161,493	1,315,926

Debt Obligations Payable	$89,453	$89,453	$149,453	$149,453
Accrued Compensation and Benefits	231,168	—	146,911	—
Due to Affiliates	361,753	—	357,407	—
Deferred Incentive Income	286,089	—	231,846	—
Other Liabilities	68,272	—	59,226	—

Liabilities	1,036,735	89,453	944,843	149,453

Net	$1,231,642	$1,418,608	$1,216,650	$1,166,473

	GAAP Basic Shares	Dividend Paying Shares and Units	GAAP Basic Shares	Dividend Paying Shares and Units
Class A Shares	236,031	236,031	217,458	217,458
Restricted Class A Shares	933	933	828	828
Fortress Operating Group Units	249,534	249,534	249,535	249,535
Fully Vested Class A Shares - Dividend Paying	—	692	—	556
Nonvested Class A Shares - Dividend Paying	—	5,745	—	6,434
Fortress Operating Group RPUs	—	—	—	10,333

Shares Outstanding	486,498	492,935	467,821	485,144

Per Share	$2.53	$2.88	$2.60	$2.40

Fortress believes that Net Cash and Investments is a useful supplemental measure because it provides investors with information regarding Fortress’s net investment assets. Net Cash and Investments excludes certain assets (investments in options, due from affiliates, deferred tax asset, other assets) and liabilities (due to affiliates, accrued compensation and benefits, deferred incentive income and other liabilities), its utility as a measure of financial position is limited. Accordingly, Net Cash and Investments should be considered only as a supplement to GAAP Book Value as a measure of the Company’s financial position. The Company’s calculation of Net Cash and Investments may be different from the calculation used by other companies and, therefore, comparability may be limited.

[24]	The definition of net cash and investments has been modified to exclude investments in options. The value of options in equity method investees is included in our undistributed, unrecognized incentive income. This value represents incentive income that would have been recorded in Distributable Earnings if Fortress had exercised all of its in-the-money Newcastle and New Residential options and sold all of the resulting shares at their June 30, 2013 closing price. All prior periods have been recast to reflect this change.